Exhibit (q)

FIRST AMERICAN FUNDS TRUST

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned persons hereby constitute and appoint Eric J. Thole, Richard J. Ertel, and James D. Palmer, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Registration Statements on Form N-1A of First American Funds Trust (1933 Act No. 333-260527), and any and all amendments thereto, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark E. Gaumond	Trustee and Chair	December 18, 2023
Mark E. Gaumond

/s/ David K. Baumgardner	Trustee	December 18, 2023
David K. Baumgardner

/s/ James D. McDonald	Trustee	December 18, 2023
James D. McDonald

/s/ Jennifer J. McPeek	Trustee	December 18, 2023
Jennifer J. McPeek

/s/ C. David Myers	Trustee	December 18, 2023
C. David Myers

/s/ Harpreet Saluja	Trustee	December 18, 2023
Harpreet Saluja

/s/ P. Kelly Tompkins	Trustee	December 18, 2023
P. Kelly Tompkins